Immersion Files Complaint Against Meta Platforms / Facebook With U.S. District Court for the Western District of Texas

AVENTURA FL, May 27, 2022 – Immersion Corporation (NASDAQ: IMMR), the leading developer and provider of technologies for haptics, today announced that it has filed a complaint against Meta Platforms, Inc. (formerly known as Facebook, Inc.) in the United States District Court for the Western District of Texas.
The complaint alleges that Meta’s augmented and virtual reality (“AR/VR”) systems, including the Meta Quest 2, infringe six Immersion patents that cover various uses of haptic effects in connection with such AR/VR systems. Immersion is seeking to enjoin Meta from further infringement and to recover a reasonable royalty for such infringement.
“Immersion and its employees have worked diligently for almost 30 years to invent innovative haptic technologies that allow people to use their sense of touch to engage with products and experience the digital world around them. Our intellectual property is relevant to many of the most important and cutting-edge ways in which haptic technology is and can be deployed, and, in the case of AR/VR experiences, haptics is crucial to an immersive user experience,” said Francis Jose, CEO and General Counsel.
“While we are pleased to see that Meta recognizes the value of haptics and has adopted our haptic technology in its AR/VR systems as part of its multi-billion dollar effort to create the metaverse and generate revenue streams through the sales of hardware, games and other virtual assets, and advertisements, it is important for us to protect our business against infringement of our intellectual property to preserve the investments that we have made in our technology,” added Mr. Jose. “We must ensure that our intellectual property is recognized as a necessary feature in the emerging AR/VR/metaverse market, even when litigation becomes necessary.”
The complaint against Meta asserts infringement of the following patents:
•U.S. Patent No. 8,469,806: “System and method for providing complex haptic stimulation during input of control gestures, and relating to control of virtual equipment”
•U.S. Patent No. 8,896,524: “Context-dependent haptic confirmation system”
•U.S. Patent No. 9,727,217: “Haptically enhanced interactivity with interactive content”
•U.S. Patent No. 10,248,298: “Haptically enhanced interactivity with interactive content”
•U.S. Patent No. 10,269,222: “System with wearable device and haptic output device”
•U.S. Patent No. 10,664,143: “Haptically enhanced interactivity with interactive content”

About Immersion

Immersion Corporation (NASDAQ: IMMR) is the leading innovator of touch feedback technology, also known as haptics. The company invents, accelerates, and scales haptic experiences by providing technology solutions for mobile, automotive, gaming, and consumer electronics. Haptic technology creates immersive and realistic experiences that enhance digital interactions by engaging users' sense of touch. Learn more at www.immersion.com.

Forward-looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The forward-looking statements involve risks and uncertainties. Forward-looking statements are identified by words such as “anticipates,” “believes,” “expects,” “intends,” “may,” “can,” “will,” “places,” “estimates,” and other similar expressions. However, these words are not the only way we identify forward-looking statements. Examples of forward-looking statements include any expectations, projections, or other characterizations of future events, or circumstances, and include statements regarding us ensuring that our intellectual property is recognized in the emerging AR/VR/metaverse market.

Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Actual results could differ materially from those projected in the forward-looking statements, therefore we caution you not to place undue reliance on these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: the inability to predict the outcome of any litigation, the costs associated with any litigation and the risks related to our business, both direct and indirect, of initiating litigation, the effects of the COVID-19 global pandemic on the Company and its business, and on the business of its suppliers and customers; unanticipated changes in the markets in which the Company operates; the effects of the current macroeconomic climate (especially in light of the ongoing adverse effects of the COVID-19 global pandemic); delay in or failure to achieve adoption of or commercial demand for the Company’s products or third party products incorporating the Company’s technologies; the inability of Immersion to renew existing licensing arrangements, or enter into new licensing arrangements on favorable terms; the loss of a major customer; the ability of Immersion to protect and enforce its intellectual property rights and other factors. For a more detailed discussion of these factors, and other factors that could cause actual results to vary materially, interested parties should review the risk factors listed in Immersion’s Annual Report on Form 10-K for 2021 and in its most recent Quarterly Report on Form 10-Q which are on file with the U.S. Securities and Exchange Commission. Any forward-looking statements made by us in this press release speak only as of the date of this press release, and Immersion does not intend to update these forward-looking statements after the date of this press release, except as required by law.

Immersion, and the Immersion logo are trademarks of Immersion Corporation in the United States and other countries. All other trademarks are the property of their respective owners.

(IMMR – C)

Investor Contact:
Aaron Akerman
Immersion Corporation
514-987-9800 ext. 5110
aakerman@immersion.com